Exhibit 5.1

Reed Smith

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219-1886

412.288.3131

Fax 412.288.3063

November 16, 2005

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, PA 15219

Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-128250) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Koppers Holdings Inc., a Pennsylvania corporation (the “Company”). Of the shares of Common Stock to be registered pursuant to the Registration Statement, certain of the shares of Common Stock are being offered by the Company (the “Primary Shares”) and certain of the shares of Common Stock are being offered by certain selling shareholders (the “Secondary Shares”).

The Primary Shares and Secondary Shares are to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the selling shareholders named in Schedule A thereto, Credit Suisse First Boston LLC, UBS Securities LLC and each of the underwriters named in Schedule B thereto, the form of which shall be filed as Exhibit 1.1 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue by the Company of the Primary Shares. We have examined and relied upon signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have also assumed that the Pricing Committee of the Board of Directors of the Company which has been appointed by the Board of Directors of the Company in connection with the issuance of the Primary Shares will have taken the action necessary to set the sale price of the Primary Shares prior to the issuance by the Company thereof.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania.

Based upon and subject to the foregoing, we are of the opinion that (i) the Primary Shares have been duly authorized for issuance and, when the Primary Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable and (ii) the Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/    Reed Smith LLP

Reed	Smith LLP

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